UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2014

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX 77040

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01. – Entry into a Material Definitive Agreement.

On May 19, 2014, Deep Down, Inc., a Nevada corporation (“Deep Down” and “Company”) entered into the Sixth Amendment to Amended and Restated Credit Agreement (“Sixth Amendment”) with Whitney Bank, a Mississippi state charted bank (“Whitney”). Under the Sixth Amendment, Whitney agreed to extend the maturity date of the revolving credit facility (“Revolving Credit Facility”) to June 30, 2015 at an interest rate of 3.5% per annum. As of the effective date of the Sixth Amendment, the outstanding indebtedness under the Revolving Credit Facility was $0.

Moreover, under the Sixth Amendment, Whitney agreed to make a new single-advance term loan to Deep Down in the original principal amount of $2,200,000 (“Carousel Term Loan”) to fund the outstanding portion of the purchase price of a portable umbilical carousel. The Carousel Term Loan has an interest rate of 3.5% per annum and maturity date of October 15, 2016, and the Company is obligated to make monthly repayments of principal (along with accrued and unpaid interest thereon) of the Carousel Term Loan in the amount of $65,000 beginning July 1, 2014. As with Deep Down’s other outstanding indebtedness under the credit agreement, outstanding amounts of the Carousel Term Loan are secured by a security interest in all of the Company’s assets.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the documents that are filed as exhibits hereto, which are incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated as of April 15, 2014, by and among Deep Down, Inc. and Whitney Bank.

10.2	Carousel Term Note, dated as of April 15, 2014, made by Deep Down, Inc. to the order of Whitney Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2014

DEEP DOWN, INC.

By :	/s/ Eugene L. Butler
Eugene L. Butler Executive Chairman and Chief Financial Officer

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